                                EXHIBIT 3.145.1

                           ARTICLES OF INCORPORATION

                                       OF

                          CHANNEL 56 OF ORLANDO, INC.


     The undersigned, acting as incorporator of Channel 56 of Orlando, Inc., under the Florida Business Corporation Act, adopts the following Articles of Incorporation.


                                ARTICLE I.  NAME

     The name of the corporation is:

                          CHANNEL 56 OF ORLANDO, INC.


                              ARTICLE II.  ADDRESS

     The mailing address of the corporation is:

                 14444 66th Street North
                 Clearwater, Florida 34624


                    ARTICLE III.  COMMENCEMENT OF EXISTENCE

     The existence of the corporation will commence at 8:00 A.M. on the date of filing of these Articles of Incorporation.


                              ARTICLE IV.  PURPOSE

     The corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.


                         ARTICLE V.  AUTHORIZED SHARES

     The maximum number of shares that the corporation is authorized to have outstanding at any time is 10,000 shares of common stock having a par value of $.01 per share.

                ARTICLE VI.  INITIAL REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of the corporation is 18401 U.S. Highway 19, North, Clearwater, Florida 34624 and the name of the corporation's initial registered agent at that address is William L. Watson.


                           ARTICLE VII.  INCORPORATOR

     The name and street address of the incorporator is:


                Name               Address
                ----               -------
                William L. Watson  18401 U.S. Highway 19, North
                                   Clearwater, Florida 34624


     The incorporator of the corporation assigns to this corporation his rights under Section 607.0201, Florida Statutes, to constitute a corporation, and he assigns to those persons designated by the board of directors any rights he may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.

                   ARTICLE VIII.  INITIAL BOARD OF DIRECTORS

     The corporation shall have six directors initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than one. The names and street addresses of the initial directors are:


                Name               Address
                ----               -------
                James L. West      1444 66th Street N.
                                   Clearwater, Florida 34624

                Dan Stuecher       1444 66th Street N.
                                   Clearwater, Florida 34624

                Eric O. Taylor     1444 66th Street N.
                                   Clearwater, Florida 34624

                Charles Morgan     1444 66th Street N.
                                   Clearwater, Florida 34624

                Donald Kelly       1444 66th Street N.
                                   Clearwater, Florida 34624

                Paul Williams      1444 66th Street N.
                                   Clearwater, Florida 34624

                              ARTICLE IX.  BYLAWS

     The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.


                             ARTICLE X.  AMENDMENTS

     The corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation.


     The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of Incorporation this 2nd day of D ecember, 1994.


                                        /s/ William L. Watson
                                        -----------------------------------
                                            William L. Watson, Incorporator

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.


     Pursuant to Chapter 48.091, Florida Statutes, the following is submitted:


     That CHANNEL 56 OF ORLANDO, INC. desiring to organize under the laws of the State of Florida with its initial registered office, as indicated in the Articles of Incorporation, at 18401 U.S. Highway 19, North, City of Clearwater, State of Florida, has named William L. Watson as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

     Having been named to accept service of process for the corporation named above, at the place designated in this certificate, I agree to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and am familiar with, and accept, the obligations of that position.





                                         /s/ William L. Watson
                                         ---------------------------------------
                                             William L. Watson, Registered Agent






TP2-235371
38912-2





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